ADMINISTRATIVE SERVICES AGREEMENT

     AGREEMENT made as of this 1st day of September 2000, by and between Nvest Companies Trust I (the "Trust"), a Massachusetts business trust with respect to its AEW Real Estate Securities Fund series (the "Portfolio"), and Nvest Services Company, Inc., a Massachusetts corporation ("NSC").

                                   WITNESSETH:

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust desires to employ NSC to provide certain administrative services for the Portfolio in the manner and on the terms set forth in this Agreement, and NSC wishes to perform such services;

     NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, the parties hereby agree as follows:

1. APPOINTMENT AND ACCEPTANCE. The Trust hereby employs NSC to act as Administrator for the Portfolio on the terms set forth in this agreement. NSC hereby accepts such employment and agrees to furnish the services and to assume the obligations herein set forth for the compensation herein provided.


2.  SERVICES PROVIDED BY NSC.

(a) NSC shall perform or arrange for the performance of the various administrative and clerical services listed in Schedule A hereto. The administrative services provided hereunder shall be subject to the control, supervision and direction of the Trust and the review and comment by the Trust's auditors and legal counsel and shall be performed in accordance with procedures that may be established from time to time between the Trust and NSC. NSC shall provide the office space, facilities, equipment and the personnel required by it to perform the services contemplated herein.

(b) In providing any or all of the services listed in Schedule A hereto, and in satisfaction of its obligations to provide such services, NSC may enter into agreements with one or more other third parties to provide such services to the Trust; provided, however, that NSC shall be as fully responsible to the Trust, and the Portfolio for the acts and omissions of any such third party service providers as it would be for its own acts or omissions hereunder.

3.   COMPENSATION AND EXPENSES.

(a) For the services provided by NSC to the Portfolio hereunder, the Trustee shall pay NSC the greater of the following:

     (1)  an annual fee payable in equal monthly  installments equal to $55,000;
          or

     (2) a monthly fee (accrued daily) based on the Portfolio's average daily net assets during the calendar month, such fee being calculated at the annualized rates set forth below:

      --------------------------------------------------------------------------
      AVERAGE DAILY NET ASSETS                ANNUALIZED FEE RATE
                                              AS A % OF AVERAGE DAILY NET ASSETS
      --------------------------------------------------------------------------
      $0 - $1,000,000,000                     0.0325%
      --------------------------------------------------------------------------
      $1,000,000,000 - $2,000,000,000         0.0225%
      --------------------------------------------------------------------------
      Over $2,000,000,000                     0.0175%
      --------------------------------------------------------------------------



(b) In addition, the Trust shall reimburse NSC for its out-of-pocket expenses as well as any other advances incurred by NSC with respect to its provision of services hereunder. It is agreed that the expense for Blue Sky administrative services performed and vendor will be paid by the Trust.

(c) For any period less than a full calendar month, any fees payable to NSC for such period shall be pro-rated for such lesser period. All of the foregoing fees and expenses will be billed monthly in arrears by NSC. The Trustee shall pay such fees and reimburse such expenses promptly upon receipt of an invoice therefor and, in no event, later than five (5) business days after receipt of the invoice.

(d) The Trust agrees promptly to reimburse NSC for any equipment and supplies specially ordered by or for the Trust through NSC and for any other expenses not contemplated by this Agreement that NSC may incur on the Portfolio's behalf at the Portfolio's request or with the Portfolio's consent.

(e) The Trust will bear all expenses that are incurred in the Portfolio's operation and not specifically assumed by NSC, such expenses including but are not limited to organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Trust's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by NSC under this Agreement); cost of any services contracted for by the Trust on behalf of the Portfolio directly from parties other than NSC; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Portfolio; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director/trustee or employee of the Trust; costs incidental to the preparation, printing and distribution of the Trust's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Portfolio's tax returns, Form N-1A and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Portfolio's net asset value.

4.   LIMITATION OF LIABILITY; INDEMNIFICATION.

(a) NSC shall not be liable to the Trust or the Portfolio for any error of judgment or mistake of law or for any loss arising out of any act or omission by NSC, or any persons engaged pursuant to Section 2(b) hereof, including officers, agents, and employees of NSC and its affiliates, in the performance of its duties hereunder; provided, however, that nothing contained herein shall be construed to protect NSC against any liability to the Trust, the Portfolio, or the shareholders to which NSC shall otherwise be subject by reason of its willful misfeasance, bad faith, or negligence in the performance of its duties or the reckless disregard of its obligations and duties hereunder.

(b) NSC will indemnify and hold harmless the Trust, its directors, officers, employees, and agents and any persons who control the Trust (collectively, the "Trust Indemnified Parties") and hold each of them harmless from any losses, claims, damages, liabilities, or actions in respect thereof to which the Trust Indemnified Parties may become subject, including amounts paid in settlement with the prior written consent of NSC, insofar as such losses, claims, damages, liabilities, or actions in respect thereof arise out of or result from the failure of NSC to comply with the terms of this Agreement.

     NSC will reimburse the Trust for reasonable legal or other expenses reasonably incurred by the Trust in connection with investigating or defending against any such loss, claim, damage, liability, or action. NSC shall not be liable to the Trust for any action taken or omitted by the Trust in bad faith or with willful misfeasance or negligence or with reckless disregard by the Trust of its obligations and duties hereunder. The indemnities herein shall, upon the same terms and conditions, extend to and inure to the benefit of each of the directors and officers of the Trust and any person controlling the Trust.

(c) The obligations set forth in this Section 4 shall survive the termination of this Agreement.

5.   ACTIVITIES OF NSC NOT EXCLUSIVE; DUAL INTERESTS.

(a) The services of NSC under this Agreement are not to be deemed exclusive, and NSC and any person controlled by or under common control with NSC shall be free to render similar services to others.

(b) It is understood that any of the directors, officers, employees, and agents of the Trust may be a shareholder, director, officer, employee, or agent of, or be otherwise interested in, NSC, any affiliated person of NSC, any organization in which NSC may have an interest, or any organization that may have an interest in the Trust, or the Portfolio. Except as otherwise provided by specific provisions of applicable law, the existence of any such dual interest shall not affect the validity of this Agreement nor any of the transactions hereunder.

6.       REPRESENTATIONS AND WARRANTIES.

(a) The Trust represents and warrants to NSC that this Agreement has been duly authorized by the Board of Trustees of the Trust and, when executed and delivered by the Trust, will constitute a legal, valid, and binding obligation of the Trust, enforceable against the Trust and the Portfolio in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties.

(b) NSC represents and warrants to the Trust that this Agreement has been duly authorized by NSC and, when executed and delivered by NSC, will constitute a legal, valid, and binding obligation of NSC, enforceable against NSC in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties.

7.   DURATION AND TERMINATION OF THIS AGREEMENT.

(a) This Agreement shall become effective as of the date first above written and, unless otherwise terminated, shall continue indefinitely; provided, however, that this Agreement may be terminated at any time without the payment of any penalty by either party on not less than sixty (60) days' written notice to the other party.

(b) NSC hereby agrees that any books and records prepared hereunder with respect to the Trust are the property of the Trust and further agrees that, upon the termination of this Agreement or otherwise upon request, NSC will surrender promptly to the Trust copies of all such books and records.

8. AMENDMENTS AND WAIVERS. This Agreement may be amended by the parties hereto only if such amendment is specifically approved by the Trust's Board of Trustees, and such amendment is set forth in a written instrument executed by each of the parties hereto. At any time, any of the provisions hereof may be waived by the written mutual consent of the parties hereto.

9. NOTICES. All notices or other communications hereunder to either party shall be in writing and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid. Notices shall be sent to the addresses set forth below or to such other address as either party may designate by written notice to the other.

              If to NSC:
              Nvest Services Company, Inc.
              399 Boylston Street
              Boston, MA  02116
              Attention: President
              With a copy to: General Counsel

              If to the Trust:
              Nvest Companies Trust I
              399 Boylston Street
              Boston, MA  02110
              Attention: John E. Pelletier

Notice shall also be deemed sufficient if given electronically or by telex, telecopier, telegram, or other similar means of same day delivery (with a confirming copy by mail as provided herein).

10.      ADDITIONAL PROVISIONS

(a) Separate Portfolios. This Agreement shall be construed to be made by the Trust as a separate agreement with respect to the Portfolio, and under no circumstances shall the rights, obligations, or remedies with respect to a particular Trust series be deemed to constitute a right, obligation, or remedy applicable to any other Trust series.

(b) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior arrangements, agreements, or understandings.

(c) Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

(d)  Governing  Law. The  provisions  of this  Agreement  shall be construed and
     interpreted   in  accordance   with  the  laws  of  The   Commonwealth   of
     Massachusetts as then in effect.

(e) Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts, and, if so executed, the separate instruments shall constitute one agreement.

(f) Headings. Headings used in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                           NVEST COMPANIES TRUST I
                                           On behalf of its AEW Real Estate
                                           Securities Fund series,

                                           By:  /s/ JOHN T. HAILER
                                              ----------------------------------

                                           Name: JOHN T. HAILER
                                              ----------------------------------

                                           Title:  PRESIDENT
                                              ----------------------------------



                                           NVEST SERVICES COMPANY, INC.



                                           By:  /s/ CHRISTOPHER L. WILSON
                                              ----------------------------------

                                           Name: CHRISTOPHER L. WILSON
                                              ----------------------------------

                                           Title:  PRESIDENT/CEO
                                              ----------------------------------

                                                                      SCHEDULE A

                        DESCRIPTION OF SERVICES PROVIDED

Unless otherwise provided herein, NSC shall perform or arrange for the performance of the following administration and clerical service:

CORPORATE SECRETARIAL SERVICES
------------------------------

     1. provide Secretary and Assistant Secretaries for the Trust and other officers as requested;

     2. maintain general corporate calendar, tracking all legal and regulatory compliance through annual cycles;

     3. prepare Board materials for quarterly Board meetings and Board committee meetings, including agenda and background materials for annual review of advisory and distribution fees, presentation of issues to the Board, prepare minutes and follow-up on matters raised at meetings;

     4.   maintain charter documents for the Trust;

     5.   prepare organizational Board meeting materials for new Portfolios;

     6. draft contracts, assisting in negotiation and planning, as appropriate, for example advisory, distribution and selling agreements, transfer agency and custodian agreements, 12b-1 and shareholder servicing plans and related agreements and various other agreements and amendments;

     7. prepare and file proxy solicitation materials, oversee solicitation and tabulation efforts, conduct shareholder meetings and provide legal presence at meetings;

REGISTRATION AND DISCLOSURE ASSISTANCE SERVICES
-----------------------------------------------

     8. prepare and file amendments to the Portfolios' registration statement, including updating prospectuses and SAIs;

     9.   prepare and file prospectus and SAI supplements, as needed;

     10. prepare and file other regulatory documents, including N-SARs, Rule 24f-2/24e-2 Notices;

     11. negotiate, obtain and file fidelity bonds and monitor compliance with Rule 17g-1 and Rule 17d-1(7) under the 1940 Act;

     12. negotiate, obtain and monitor directors' and officers' errors and omissions policies;

     13. prepare and file shareholder meeting materials and assist with all shareholder communications;

     14. coordinate and monitor state Blue Sky qualification through an experienced vendor partner;

LEGAL CONSULTING AND PLANNING SERVICES
--------------------------------------

     15. provide general legal advice on matters relating to portfolio management, Portfolio operations, mutual fund sales, development of advertising materials, changing or improving prospectus disclosure, and any potential changes in each Portfolio's investment pollicies, operations, or structure;

     16.  communicate    significant   emerging   regulatory   and   legislative
          developments  to  the  Portfolio's   respective   investment   advisor
          ("Advisor") and Board and provide related planning assistance;

     17. develop or assist in developing guidelines and procedures to improve overall compliance by the Advisor and Portfolios;

     18. provide advice with regard to litigation matters, routine portfolio examinations and investigations by regulatory agencies;

     19. provide advice regarding long-term planning for the Portfolios, including creation of new funds or portfolios, corporate structural changes, mergers, acquisitions, and other asset gathering plans, including new distribution methods;

     20. maintain effective communications with fund counsel and counsel to the independent Trustees;

     21. create and implement timing and responsibility system for outside legal counsel when necessary to implement major projects and the legal management of such projects;

     22.  monitor   activities  and  billing  practices  of  counsel  performing services for the Portfolios or in connection with related fund activities;

     23. provide consultation and advice for resolving compliance questions along with the Advisor, its counsel and fund counsel;

     24. provide active involvement with the management of SEC and other regulatory examinations;

     25.  advise  regarding   distribution   arrangements  for  compliance  with
          applicable broker-dealer regulations;

     26. maintain the Trust's Code of Ethics and monitor compliance of personnel;

TRANSFER AGENT COMPLIANCE SERVICES
----------------------------------

     27. ensure that the content of confirmations, statements, annual and semi-annual reports, disclosure statements and shareholder administrative communications conform to regulatory requirements and are distributed within the mandated time frames;

     28. monitor and review transfer agent activity in order to evaluate the status of regulatory compliance, protect the integrity of the funds and shareholders, search for systemic weaknesses, and examine for potential liability and fraud;

     29. investigate and research customer and other complaints to determine liability, facilitate resolution and promote equitable treatment of all parties;

     30. consult with transfer agent and other staff regarding prospectus and SAI provisions and requirements, distribution issues, including payment programs, sub-transfer agent arrangements and other regulatory issues;

TREASURY FINANCIAL SERVICES
---------------------------

     31.  generate portfolio schedules utilizing State Street Safire system;

     32.  create financial statements and financial highlight tables;

     33.  maintain and update the notes to the financials;

     34. supply State Street Bank with a listing of audit reports and schedules;

     35.  coordinate with external auditors for annual audit;

     36.  review  financial  statements  for  completeness   accuracy  and  full
          disclosure;

     37.  coordinate ROCSOP adjustments with auditors;

     38.  determine and monitor expense accrual for each Portfolio;

     39.  verify  management  and  applicable  12b-1  fees  calculated  by State
          Street;

     40.  review fund waivers and deferrals;

     41. calculate total returns for each Portfolio and respective classes using the Fundstation system;

     42.  oversee and review custodial bank services;

     43.  provide service bureaus with Portfolios statistical information;

TREASURY REGULATORY SERVICES
----------------------------

     44.  prepare and file annual and semi-annual N-SAR forms with the SEC;

     45.  provide Trustees with condensed portfolio information;

     46.  review securities lending activity;

     47.  review pricing errors;

     48. review fair value pricing;

     49. review stale pricing;

     50. review collateral segregation;

     51. provide bi-monthly summaries of pricing overrides to management;

     52. provide a review of expense caps and management fee waivers to management;

     53.  review short sales;

     54.  review derivatives positions;

     55.  review brokerage commissions;

     56.  review dividends and capital gain distributions;

TREASURY TAX SERVICES
---------------------

     57. provide annual tax information (Form 1099) for each Portfolio or class of shares to shareholders and transfer agents;

     58. calculate distribution of capital gains, income and spill back requirements;

     59.  provide estimates of capital gains;

     60.  provide 1099 information to vendors;

     61.  provide  service  bureaus,   brokers  and  various  parties  with  tax
          information noticed;

     62.  prepare excise tax returns;

     63.  prepare income tax returns;

     64.  prepare tax identification number filings;

     65. perform IRS sub-Chapter M testing for 25% diversification, 50% diversification, 90% gross income, 90% income distribution requirement (annually), and 98% excise distribution requirement (annually);

TREASURY COMPLIANCE SERVICES
----------------------------

     66. perform oversight review to ensure investment manager compliance with investment policies and limitations;

     67. obtain and review investment manager certification on adhering to all investment policies, restrictions and guidelines;

     68. monitor SEC diversification with 75% diversification test and Section 12 diversification test;

     69. review bi-monthly designated collateral on all Portfolio derivative and delayed delivery positions;

TREASURY SPECIAL SERVICES
-------------------------

     70.  administer daily review of securities lending;

     71. ensure semiannual review of Portfolios for opportunities with lending and review of current income levels;

     72. establish opportunities with investment manager and brokers for directed commission programs;

     73.  monitor line of credit arrangement and payment of commitment fees;

     74.  maintain   Trustee   payments   and  monitor   deferred   compensation
          arrangements;

     75.  provide Trustees with Form 1099 information;

     76.  generate expense proformas for new products;

     77. negotiate with vendors to ensure new products are brought in at the lowest costs; and

     78.  ensure all aspects of new products are operationally ready.

BROKER-DEALER COMPLIANCE SERVICES
---------------------------------

     In accordance with such terms and at such fee rates as the parties hereto may agree to from time to time in writing, NSC may also provide the following services:

     1 complete, file and maintain Form BD, state broker-dealer renewals, annual financials, quarterly financial statements (FOCUS Reports) and NASD annual assessments;

     2 provide dynamic broker-dealer supervisory structure that is documented and detailed in writing by the Hierarchy of Supervision, Office of Supervisory Jurisdiction and Detached Office Manual, Registered Representative Compliance Manual, Advertising and Sales Literature Manual, and Continuing Education Plan;

     3 deliver effective broker-dealer compliance programs, as mandated by regulation, including annual compliance meetings, Office of Supervisory Jurisdiction annual inspection, correspondence oversight, firm element continuing education course evaluation/attendance monitoring, complaint coordination, resolution and reporting, and periodic interpretive releases and guidance on compliance developments; and

     4 coordinate the fingerprinting, registration and licensing of personnel through the NASD CRD System, including conducting background checks, processing U-4 registration applications and U-5 termination notices, annual renewals, arranging for examination dates and continuing education regulatory element sessions.